UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2015

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	333-171784	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 South Figueroa Street, Suite 4050 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

(213) 330-4300

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On February 28, 2015, the Board of Directors of Genufood Energy Enzymes Corp. (the “Company”) received the resignation of Chee Keong Lee, the Company’s Principal Accounting Officer.  Mr. Lee’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On February 28, 2015, the Board of Directors of the Company appointed Krishna Murthy Saraswathy as its new Principal Accounting Officer.  Ms. Saraswathy is a graduate and post graduate from the University of Madras, India.  Ms. Saraswathy is also a member of the Association of Chartered Certified Accountants, UK and the Institute of Singapore Chartered Accountants. From February 2013 to January 2015, Ms. Saraswathy worked as an accounts manager at Budget Electronics Pte. Ltd., a private company.  From November 2006 to May 2011, Ms. Saraswathy worked as an accounts manager at Fairmacs Multiline, NVOCC.  During any times during the past 5 years that are not accounted for above, Ms. Saraswathy was unemployed.

Ms. Saraswathy will serve as our officer until her duly elected successor is appointed or she resigns.  There are no arrangements or understandings between Ms. Saraswathy and any other person pursuant to which she was selected as an officer.  There are no family relationship between Ms. Saraswathy and any of our officers or directors.  Ms. Saraswathy has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: March 2, 2015	By:	/s/ Yi Lung Lin
Yi Lung Lin, Director